Exhibit 2.92

THIRD AMENDMENT TO TERM LOAN CREDIT AGREEMENT

THIRD AMENDMENT (this “Amendment”), dated as of August 9, 2017, between Delos Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg and registered with the Luxembourg register of commerce and companies under the number B 185.094 (the “Borrower”), International Lease Finance Corporation, a California corporation (“ILFC”), Hyperion Aircraft Limited, a private company limited by shares incorporated under the laws of Ireland (“Grandparent Holdco”), Delos Aircraft Limited, a private company limited by shares incorporated under the laws of Ireland (“Parent Holdco”), Artemis (Delos) Limited, a private company limited by shares incorporated under the laws of Ireland (“Irish Subsidiary Holdco”), AerCap Global Aviation Trust, a Delaware statutory trust (“Financing Trust”), AerCap U.S. Global Aviation LLC, a Delaware limited liability company (“USHoldco”), AerCap Holdings N.V., a public company with limited liability incorporated under the laws of The Netherlands (“AerCap”), AerCap Aviation Solutions B.V., a private company with limited liability incorporated organized under the laws of The Netherlands (“AAS”), AerCap Ireland Limited, a private company limited by shares incorporated under the laws of Ireland (“AIL”) and AerCap Ireland Capital Designated Activity Company, a designated activity company incorporated under the laws of Ireland (“AICDAC” and together with USHoldco, AerCap, AAS and AIL, the “Additional Obligors”) and Deutsche Bank AG New York Branch, as Collateral Agent and Administrative Agent, to the Term Loan Credit Agreement, dated as of March 6, 2014 (as amended by the First Amendment to Credit Agreement, dated as of April 3, 2014, and by the Second Amendment to Credit Agreement, dated as of January 19, 2017, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”), between the Borrower, ILFC, Grandparent Holdco, Parent Holdco, Irish Subsidiary Holdco, the Lenders party thereto and Deutsche Bank AG New York Branch, as Collateral Agent and Administrative Agent.

WHEREAS, the parties hereto (other than the New Lenders (as defined below)) are party to the Credit Agreement;

WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as set forth herein;

WHEREAS, each Lender party to the Credit Agreement immediately prior to the effectiveness of this Amendment which is executing a counterpart of this Amendment (each, a “Consenting Lender”) desires to consent to the amendments set forth herein and, in connection therewith, in respect of its Loans, has the choice to elect either (a) Option A (as defined below) or (b) Option B (as defined below);

WHEREAS, each Lender that does not desire to consent to the amendments set forth herein by executing a counterpart of this Amendment and electing Option A or Option B in accordance with the terms hereof (each, a “Non-Consenting Lender”) wishes to cease to be a party to the Credit Agreement as a “Lender” thereunder;

WHEREAS, each Lender that is not a party to the Credit Agreement immediately prior to the effectiveness of this Amendment, and which is executing a counterpart of this Amendment (each, a “New Lender”) wishes to consent to the amendments set forth herein and to become a party to the Credit Agreement and a Lender thereunder;

WHEREAS, subject to certain conditions, such amendments and modifications shall include the addition of a new term loan facility (the loans thereunder, the “New Loans”), which shall be composed of the proceeds of new advances used to replace the outstanding Loans and/or the conversion of outstanding Loans under the Credit Agreement (the “Existing Loans”) to New Loans, in each case that will be governed by the terms of this Amendment;

WHEREAS, the New Loans will have the same terms as the Existing Loans except as otherwise set forth herein;

WHEREAS, each Lender party to the Credit Agreement immediately prior to the effectiveness of this Amendment (each, an “Existing Lender”) that is a Consenting Lender agrees to convert its Existing Loans to New Loans in a principal amount up to the aggregate outstanding principal amount of its Existing Loans if it has elected Option A (if any) (the “Continued Loans”), or agrees to make or purchase New Loans in a principal amount up to the aggregate outstanding principal amount of its Existing Loans if it has elected Option B, and further agrees to make or purchase any additional New Loans in an amount such Consenting Lender has separately agreed, in each case subject to the terms hereof; and

WHEREAS, each New Lender will make New Loans to Borrower on the Amendment Effective Date in the amount of its commitment subject to the terms hereof;

NOW, THEREFORE, the parties hereto agree that the Credit Agreement shall be amended as set forth herein, and the parties hereto otherwise agree as follows:

Section 1.                                           Definitions.  Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.                                           Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.01                        General.

(a)                                 References in the Loan Documents to “this Agreement” or the “Credit Agreement” or the like (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof’) shall be deemed to be references to the Credit Agreement as amended hereby.

(b)                                 Each Consenting Lender and each New Lender shall be deemed to be a “Lender” under and for all purposes of the Credit Agreement and the other Loan Documents, and each New Loan shall be deemed to be a “Loan” under and for all purposes of the Credit Agreement and the other Loan Documents (except as the context may otherwise require).

(c)                                  Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments, in each case to the extent that such obligations by their express terms under the Credit Agreement survive a prepayment of the Loans, shall continue in full force and effect with respect to, and for the benefit of, each Existing Lender (including each Non-Consenting Lender) in respect of such Existing Lender’s Existing Loans, and the amounts due and owing to any Existing Lender that accrued prior to the Amendment Effective Date shall be such amounts as determined in accordance with the Credit Agreement as in effect prior to the Amendment Effective Date; provided that no payments under Section 2.08(m) of the Credit Agreement or other break funding payments shall be due or payable to any Existing Lender with respect to the portion of any Existing Loans which is converted to New Loans pursuant to its election of Option A or equal to the amount of New Loans made or purchased by such Existing Lender pursuant to its election of Option B, and in no event is any Premium Amount with respect to the Existing Loans due and payable to any Existing Lender (whether a Consenting Lender or a Non-Consenting Lender).

(d)                                 This Amendment shall additionally constitute a “Loan Document”.

(e)                                  Each reference to CUSIP numbers shall be deemed to be a reference to the following CUSIP numbers:  “Deal CUSIP Number: L2324EAA9, Facility CUSIP Number:  L2324EAD3”.

(f)                                   No prepayment notice shall be required in respect of the prepayments effected in accordance with this Amendment, other than this Amendment and any communications with the Existing Lenders in connection herewith (including the Memorandum).  In addition, no Borrowing Request or Release Request, or other notice of borrowing or release request, shall be required in connection with any New Loan.

(g)                                  Each Consenting Lender’s and New Lender’s Commitment and Applicable Percentage with respect to the New Loans shall be as notified to them by the Deutsche Bank Securities Inc..  Each Consenting Lender’s Commitment with respect to the New Loans shall be no greater than such Consenting Lender’s Commitment was with respect to the Existing Loans unless otherwise agreed with the Arranger, and each New Lender’s Commitment shall be no greater than the amount agreed with the Arranger; provided that the aggregate Commitments with respect to the New Loans shall be no greater than $1,500,000,000.

(h)                                 All New Loans that are funded hereunder shall be deemed made immediately prior to the prepayment of any Loan.  Accordingly, in connection with the conversion and/or prepayment of Existing Loans, and funding of New Loans, contemplated hereby, at all times Obligations shall remain outstanding under the Credit Agreement and no discharge or release of the Secured Obligations nor of any Security Document shall occur as result hereof.

2.02                        Amended and Restated Definitions.  Section 1.01 of the Credit Agreement shall be amended by:

(a)                                 amending and restating the following definitions in their entirety to read as follows:

“Applicable Margin” means 2.00 % per annum; provided that for any period in which the Base Rate applies to the Loans, the Applicable Margin shall be 1.00 % per annum.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans has been terminated pursuant to Article 6 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage as of the Third Amendment Effective Date of each Lender making New Loans on such date (including by way of conversion of its prior Loans) is as notified to such Lender in accordance with the Third Amendment or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Arranger Entity” means Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Fifth Third Bank, HSBC Securities (USA) Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., SunTrust Robinson Humphrey, Inc., and each of their respective Affiliates.

“Commitment” means, as to each Lender, its obligation to make the Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount as notified to such Lender in accordance with the Third Amendment or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, the greater of (a) zero and (b) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent (and agreed to by the Borrower, such consent of the Borrower not to be unreasonably withheld or delayed) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, with respect to the initial Interest Period, ICE LIBOR shall be determined based on an Interest Period of three (3) months.  If such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Borrowing for such Interest Period shall be the greater of (a) zero and (b) the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loans and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Premium Amount” means, with respect to any principal amount being prepaid in connection with a Repricing Event, an amount equal to (a) except as provided in clause (b) below, 1% of such principal amount being prepaid if the date of such prepayment is made on or after the Third Amendment Effective Date but prior to the date ending six months thereafter or (b) $0.00 if (i) the date of such prepayment is on or after the six-month anniversary of the Third Amendment Effective Date, (ii) such prepayment is made in connection with an LTV Cure other than an LTV Cure to the extent attributable to a Removal (other than as described in the following clause (iii)) or to a Deemed Removal, (iii) such prepayment is made as a result of an Event of Loss of a Pool Aircraft or as a result of an event described in the second proviso of Appraised Value (except a Deemed Removal) or a Specified Representation Deficiency, provided that such prepaid amount does not exceed an amount equal to the Appraised Value (determined without having regard to the event giving rise to the prepayment) of such Pool Aircraft or (iv) pursuant to Section 9.06 (other than clause (iv) thereof);

2.04                        New Definitions.  Section 1.01 of the Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“CRS” means means the common reporting standard more fully described as the Standard for Automatic Exchange of Financial Account Information approved on 15 July 2014 by the Council of the Organisation for Economic Cooperation and Development, as amended, modified, supplemented or replaced from time to time.

“DAC II” means EU Directive 2014/107/EU on Administrative Cooperation in the Field of Taxation.

“Extending Lender” means “Consenting Lender”, as defined in the Third Amendment.

“New Extended Loan” means “New Loan”, as defined in the Third Amendment.

“New Extending Lender” means “New Lender”, as defined in the Third  Amendment.

“Third Amendment” means Third Amendment to Term Loan Credit Agreement, dated as of August 9, 2017, among, inter alios, the Borrower, the other Borrower Parties, the Extending Lenders, the New Extending Lenders, the Administrative Agent and the Collateral Agent.

“Third Amendment Effective Date” means the “Amendment Effective Date”, as defined in the Third Amendment.

2.05                        Other Amendments

(b)                                 Section 2.01 shall be amended by replacing the terms thereof with the following:

(a)                                 On the Effective Date, subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender as of such date agreed to make a Loan to the Borrower in a principal amount equal to its Commitment by transfer of such amount to the Administrative Agent as described in Section 2.03, in each case subject to the terms of this Agreement as in effect as of such date.  On the Third Amendment Effective Date, subject to the terms and conditions and relying on the representations and warranties set forth herein and in the Third Amendment, each Extending Lender and each New Extending Lender agrees to make a New Extended Loan to the Borrower in a principal amount equal to its Commitment (in the case of certain Extending Lenders, by converting its Existing Loans to New Extended Loans, and in the case of certain Extending Lenders, by making or purchase of New Extended Loans, in each case to the extent provided pursuant to the terms of the Third Amendment).  Other than as provided in the Third Amendment, the Loans and the Commitments hereunder are not revolving and amounts repaid or prepaid may not be reborrowed.

(b)                                 Any undrawn portion of the Commitments shall automatically terminate immediately after the Borrowing of the New Extended Loans (including by way of conversion of Existing Loans (as defined in the Third Amendment) into New Extended Loans) on the Third Amendment Effective Date.

(c)                                  Each reference to “Effective Date” in Section 2.02, 2.03 and 2.05(d) of the Credit Agreement shall be deemed to mean the Third Amendment Effective Date with respect to the New Loans, except that no Borrowing Request or Release Request shall be required and the Borrowing Date and Release Date for all New Loans shall be the Third Amendment Effective Date and each Lender’s Applicable Percentage of the New Extended Loans shall be determined in accordance with the provisions of this Amendment.

(d)                                 The following shall replace Section 2.03(d):

(d)                                 Notwithstanding the foregoing or any other provision of the Credit Agreement, but subject only to satisfaction of conditions precedent to the occurrence of the Third Amendment Effective Date set forth in the Third Amendment, on the Third Amendment Effective Date, all of the proceeds of the New Extended Loans shall be applied to prepay the Existing Loans (as defined in the Third Amendment) and all Existing Loans that are not paid off shall be deemed converted to and continued as New Extended Loans.

(e)                                  The following sentences shall be added to Section 2.08(e) of the Credit Agreement:

(v)                                 Each party to this Agreement shall, within ten Business Days of a reasonable request by another party or any third party designated by such party (a “Designated Third Party”), furnish (including by way of updates) to that other party or the Designated Third Party, as applicable, in such form as is reasonably requested by that other party or the Designated Third Party (including by way of electronic certification), any information, representations, waivers and forms relating to its status (or the status of its controlling person, if relevant) for the purposes of that other party’s compliance with any reporting requirements under Laws implementing CRS or DAC II, and it is hereby acknowledged that information or the documents obtained under any such request may, as part of the requesting party’s compliance, need to be disclosed to an applicable Governmental Authority.  Nothing in this Section 2.08(e)(v) shall oblige a party to do anything which would or might in its reasonable opinion constitute a breach of (i) any Law, (ii) any fiduciary duty, or (iii) any duty of confidentiality, applicable to it.

(f)                                   The following sentence shall be added to Section 3.04 of the Credit Agreement:

AerCap’s audited consolidated financial statements as at December 31, 2016, which have been filed with the Securities and Exchange Commission, have been prepared in accordance with GAAP and fairly present the financial condition of AerCap and its Subsidiaries as at such date and the results of their operations for the period then ended.

(g)                                  The following sentences shall be added to Section 3.15 of the Credit Agreement: “As of the Third Amendment Effective Date (and as also reflected on AerCap’s consolidated balance sheet dated as of December 31, 2016, and confirmed by the Appraisals most recently delivered pursuant to this Agreement), the fair value of the assets of each of (x) AerCap and (y) the Borrower and its Subsidiaries taken as a whole, exceed their respective liabilities.  As of the Third Amendment Effective Date, neither the Transaction Parties taken as a whole nor AerCap nor the Borrower is or will be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents.”

(h)                                 Section 3.17 of the Credit Agreement shall be amended by replacing the terms thereof with the following:

“(a)                           Schedule 3.17(a) attached hereto, as amended from time to time pursuant to Section 2.10 and Section 5.09(a)(vii) hereof and pursuant to the Third Amendment is a true and correct list of all PS Pool Aircraft and the country of registration of such PS Pool Aircraft.

(b)                                 Schedule 3.17(b) attached hereto, as supplemented from time to time pursuant to Section 2.10 and Section 5.09(a)(vii) and pursuant to the Third Amendment, is a true and correct list of all Leases (including, without limitation, any head leases) in effect with respect to the PS Pool Aircraft and the name and jurisdiction of organization or incorporation of the applicable Lessees.”

(i)                                     Section 3.19 of the Credit Agreement shall be amended by replacing the words “for general corporate purposes of ILFC and its subsidiaries” with the words “to refinance the Existing Loans (as defined in the Third Amendment).”

(j)                                    Section 9.20 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) shall be renumbered as Section 9.21.

(k)                                 The following new Section 9.22 shall be added to the Credit Agreement:

“Section 9.22.                    Lender ERISA Representation.  Each Lender represents and warrants as of the Third Amendment Effective Date or such later date that it becomes a Lender (by its execution and delivery of the Third Amendment or the Assignment and Assumption pursuant to which it became a Lender, as applicable), to the Administrative Agent and each Arranger Entity, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Transaction Party (and in any event, unless otherwise agreed by the Administrative Agent in its sole discretion), either that:

(a) (i) such Lender is not (A) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (B) a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of such Lender do not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (Lenders described in (i) and (ii), hereinafter, “ERISA Lenders”); (iii) such Lender is not a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with such Lender are not subject to federal, state or local statutes applicable to Lender regulating investments of fiduciaries with respect to governmental plans (Lenders described in (iii) and (iv), hereinafter, “Governmental Lenders”); or

(b) if such Lender is a Governmental Lender, the entering into and performance of this Agreement and the obligations under this Agreement by such Lender, and the making or extension of the Loans by such Lender will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any law or regulation similar to the prohibited transaction under Section 406 of ERISA or Section 4975 of the Code

(c) if such Lender is an ERISA Lender, (i) the entering into and performance of this Agreement and the obligations under this Agreement by such Lender, and the making or extension of the Loans by such Lender will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (ii) none of the Administrative Agent or any Arranger Entity is a fiduciary with respect to the assets of the Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related to this Agreement); (iii) the person or entity making the investment decision on behalf of such Lender with respect to the entering into and performance of this Agreement and the obligations under this Agreement by such Lender and the making or extension of the Loans (the “Lender Fiduciary”) is (A) independent (within the meaning of 29 C.F.R. § 2510.3-21) and a person or entity described in 29 C.F.R. § 2510.3-21(c)(1)(i)(A)-(E); (B) capable of evaluating investment risks independently, both in general and with regard to particular transactions and strategies; and (C) a fiduciary with respect to the transactions contemplated hereby and is responsible for exercising independent judgment in evaluating such transactions; and (iv) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger Entity for investment advice (as opposed to other services) in connection with the transactions contemplated hereby or by any Loan Document.

The Administrative Agent and each Arranger Entity hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, (ii) may recognize a gain if it extended the Loan for an amount less than the amount being paid for the Loan by such Person and/or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

2.06                        Schedules and Exhibits.  Schedules 3.17(a) and 3.17(b) of the Credit Agreement shall be amended by replacing such schedules and exhibits with the corresponding schedules and exhibits hereto.

2.07                        Annexes. Annex 1 of the Credit Agreement shall be amended by replacing it with Annex 1 appended hereto.

Section 3.                                           Representations and Warranties.  The Borrower and each other Borrower Party represents and warrants to the Lenders that the representations and warranties of the Borrower Parties contained in Article 3 of the Credit Agreement (as amended hereby) and contained in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

Section 4.                                           Conditions Precedent.  As provided in Section 2 above, the amendments to the Credit Agreement contemplated hereby shall become effective as of August 9, 2017 (the “Amendment Effective Date), upon the satisfaction of the following conditions precedent, provided that such conditions precedent are satisfied on or prior to the Amendment Effective Date:

(a)                                 The Administrative Agent (or its counsel) shall have received the signature pages to this Amendment duly executed by each of the Borrower, ILFC, Grandparent Holdco, Parent Holdco, Irish Subsidiary Holdco, Financing Trust, USHoldco, AerCap, AAS, AICDAC, the Consenting Lenders and each New Lender.

(b)                                 The Administrative Agent shall have received favorable written opinion (addressed to each Lender Party and dated the Amendment Effective Date) of each of (i) Clifford Chance US LLP with respect to New York law, (ii) Buchalter, P.C. with respect to California law, (iii) Morris, Nichols, Arsht & Tunnell LLP with respect to Delaware law, (iv) Clifford Chance, Luxembourg with respect to Luxembourg law, (vi) NautaDutilh with respect to Dutch law and (vi) McCann Fitzgerald with respect to Irish law, as to such matters as the Administrative Agent may reasonably request, dated as of the Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  The representations and warranties of the Borrower Parties contained in Article 3 of the Credit Agreement (as amended hereby) and contained in each other Loan Document shall be true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and an Officer’s Certificate of AerCap shall so certify on and as of the Amendment Effective Date to the Administrative Agent and the Lenders.

(d)                                 The Administrative Agent shall have received evidence satisfactory to it that the outstanding principal amount of and interest on the Existing Loans of, and all other amounts owing under or in respect of, the Credit Agreement to any Non-Consenting Lender and any Consenting Lender shall have been (or shall simultaneously with the making of the New Loans be) paid to each such Non-Consenting Lender, in accordance with Section 9.06 of the Credit Agreement, and each such Consenting Lender; provided that the interest payments made on the next Payment Date shall take into account the payments made under this Section 4(d).

(e)                                  The Administrative Agent shall have received evidence satisfactory to it that each Consenting Lender electing Option B shall have received (or shall simultaneously with the making of the New Loans receive), payment of an amount equal to the outstanding principal amount of and interest on its Existing Loans subject to Option B.

(f)                                   The Borrower shall have on or prior to the Amendment Effective paid all other fees and other amounts due and payable by it under the Credit Agreement, and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, under any Loan Document or as separately agreed between any Borrower Party and any arranger in respect of this Amendment.

(g)                                  The Administrative Agent shall have received an LTV Certificate, dated as of the Amendment Effective Date based on the Appraisals most recently delivered pursuant to the Credit Agreement, and on the Amendment Effective Date (after giving effect to the prepayment of the Existing Loans and making of the New Loans pursuant hereto) the Borrower shall be in compliance with the Loan-to-Value Ratio.

(h)                                 Each Lender who requests a Note and has returned its Note with respect to the Existing Loan (if any) to the Administrative Agent for cancellation (or the Administrative Agent, on behalf of each such Lender) shall have received a signed original of a Note with respect to its Loan, duly executed by the Borrower.

(i)                                     Prior to the Amendment Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as requested by such Lenders not less than three (3) Business Days prior to the Amendment Effective Date.

(j)                                    On the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

(k)                                 The Administrative Agent shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of each Obligor, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Obligors, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(l)                                     For purposes of determining compliance with the conditions specified in this Section 4, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Amendment shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.  The Administrative Agent shall promptly notify the parties hereto of the occurrence of the Amendment Effective Date.

Section 5.                                           Consent Options.

(a)                                 As described in the memorandum for Lenders dated July 31, 2017 posted to Lenders in connection with this Amendment (the “Memorandum”), Consenting Lenders may elect either (a) a cashless roll as described in the Memorandum (“Option A”) or (b) a cash roll as described in the Memorandum (the “Option B”).  Election of either Option A or Option B shall be made by each Consenting Lender by indicating its election on the signature page hereto (a copy of which is attached to the Memorandum).  Any Existing Lender executing a signature page hereto but not indicating its election on its signature page will be treated as a Non-Consenting Lender unless such Existing Lender otherwise indicates its election to the Arranger (as defined in the Memorandum) to the Arranger’s satisfaction.  By executing a signature page hereto, each Consenting Lender agrees to the procedures and terms set forth in the Memorandum.

(b)                                 Each Consenting Lender electing Option B and each New Lender hereby irrevocably commits that it or its designee is an Eligible Assignee and that it shall make its New Loans and/or purchase and assume New Loans from Deutsche Bank AG New York Branch (the “Assignor”) promptly after the prepayment of its Existing Loans, in an amount equal to the aggregate amount of the Existing Loans previously held by it (or such lesser amount determined by the Assignor), and shall promptly execute and deliver (or cause its designee to execute and deliver) one or more Assignment and Assumptions reflecting such purchase provided to it by the Assignor.

(c)                                  For purposes of clarification with respect to Section 9.05(a)(iii)(A) of the Credit Agreement, the Borrower hereby consents to each Consenting Lender and each New Lender.

Section 6.                                           Non-Consenting Lenders.  Subject to payment of amounts due and owing to them in accordance herewith, effective as of the Amendment Effective Date, each Non-Consenting Lender shall cease to be, and shall cease to have any of the rights and obligations of, a “Lender” under the Credit Agreement (except for those provisions that provide for their survival (including without limitation those provisions referred to in Section 9.07 of the Credit Agreement), which provisions shall survive and remain in full force and effect for the benefit of the Non-Consenting Lenders).

Section 7.                                           Acknowledgement and Ratification.  Each of the Borrower Parties hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the modifications effected pursuant to this Amendment.  The Borrower and each Borrower Party hereby confirms that at all times Obligations remain outstanding under the Loan Documents and each Loan Document, as amended hereby, to which it is a party or otherwise bound and all collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent provided in accordance with the Loan Documents, as amended hereby, the payment and performance of all Obligations, and confirms its grants to the Collateral Agent of a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations.  The Borrower and each Borrower Party hereby agrees and admits that as of the date hereof it has no defenses to or offsets against any of its obligations to the Administrative Agent or any Lender under the Loan Documents.  Each Obligor (including each Additional Obligor) hereby ratifies and confirms its guaranty of the Guaranteed Obligations as set forth in Article 7 of the Credit Agreement, as amended hereby.

Section 8.                                           Miscellaneous.

8.01                        Instruction to Agents; No Other Amendments; Governing Law.    Each Lender by its signature hereto instructs the Administrative Agent and the Collateral Agent to execute this Amendment.  Except as herein provided, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8.02                        Electronic Execution of Assignments and Certain Other Documents.    The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

8.03                        Counterparts; Integration; Effectiveness.    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment and any separate letter agreements with respect to fees payable to the Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

DELOS FINANCE S.À R.L.
Duly represented by:

/s/ Shehzaad Atchia
Name:	Shehzaad Atchia
Title:	Authorised Signatory, Manager B

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Patrick Ross
Name:	Patrick Ross
Title:	Vice President

AERCAP GLOBAL AVIATION TRUST

By:	/s/ Lourda Moloney
Name:	Lourda Moloney
Title:	Chief Servicing Officer

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Lourda Moloney
Name:	Lourda Moloney
Title:	Director

Third Amendment to Credit
Agreement (Hyperion)

SIGNED and DELIVERED as a DEED
by Emma Hehir as attorney for
HYPERION AIRCRAFT LIMITED

/s/ Emma Hehir
Attorney-in-Fact

in the presence of

/s/ Caroline O’Mara
Name: Caroline O’Mara
Address: 4450 Atlantic Avenue, Westpark
Shannon, Co. Claire.
Occupation: Admin Corporate Secretary

SIGNED and DELIVERED as a DEED
by Emma Hehir as attorney for
DELOS AIRCRAFT LIMITED

/s/ Emma Hehir
Attorney-in-Fact

in the presence of

/s/ Caroline O’Mara
Name: Caroline O’Mara
Address: 4450 Atlantic Avenue, Westpark
Shannon, Co. Claire.
Occupation: Admin Corporate Secretary

SIGNED and DELIVERED as a DEED
by Emma Hehir as attorney for
ARTEMIS (DELOS) LIMITED

/s/ Emma Hehir
Attorney-in-Fact

in the presence of

/s/ Caroline O’Mara
Name: Caroline O’Mara
Address: 4450 Atlantic Avenue, Westpark
Shannon, Co. Claire.
Occupation: Admin Corporate Secretary

Third Amendment to Credit
Agreement (Hyperion)

AERCAP HOLDINGS N.V.

	By:	/s/ Kenneth Ng
	Name:	Kenneth Ng
	Title:	Attorney-in-Fact

AERCAP AVIATION SOLUTIONS B.V.

	By:	/s/ Najim Chellioui
Represented by its sole Managing Director	Name:	Najim Chellioui
AerCap Group Services B.V.	Title:	Director

Third Amendment to Credit
Agreement (Hyperion)

SIGNED and DELIVERED as a DEED
by Emma Hehir as attorney for
AERCAP IRELAND LIMITED

/s/ Emma Hehir
Attorney-in-Fact

in the presence of

/s/ Caroline O’Mara
Name: Caroline O’Mara
Address: 4450 Atlantic Avenue, Westpark
Shannon, Co. Claire.
Occupation: Admin Corporate Secretary

SIGNED and DELIVERED as a DEED
by Emma Hehir as attorney for
AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

/s/ Emma Hehir
Attorney-in-Fact

in the presence of

/s/ Caroline O’Mara
Name: Caroline O’Mara
Address: 4450 Atlantic Avenue, Westpark
Shannon, Co. Claire.
Occupation: Admin Corporate Secretary

Third Amendment to Credit
Agreement (Hyperion)

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

COLLATERAL AGENT

DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Third Amendment to Credit
Agreement (Hyperion)